Exhibit 99.1

SIGA Reports Financial Results for Three Months Ended March 31, 2024

•      Generated Product Sales of $24 Million and Pre-tax Operating Income of $11 Million

•      Corporate Update Conference Call Today at 4:30 PM ET

NEW YORK, May 7, 2024 -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three months ended March 31, 2024.

“SIGA delivered strong results in the first quarter, with product revenues of $24 million and pre-tax operating income of $11 million, both up over the comparable quarter in 2023,” said Diem Nguyen, Chief Executive Officer. “First quarter financial performance is a testament to our focus on financial and operational excellence, the value of our TPOXX® franchise, and the resilience of our team.  We remain committed to advancing our strategy and enhancing shareholder value as we look forward to progressing our clinical programs, negotiating the next contract with the U.S. Government, and promoting public health.”

Summary Financial Results

($ in millions, except per share amounts)	Three Months Ended March 31
	2024	2023
Product sales(1)	$23.9	$5.7
Total revenues	$25.4	$8.3
Operating income (loss)(2)	$11.3	$(2.1)
Income (loss) before income taxes(2)	$13.2	$(1.2)
Net income (loss)	$10.3	$(0.9)
Diluted income (loss) per share	$0.14	$(0.01)
(1)	Includes supportive services related to product sales.

(2)	Operating income (loss) excludes, and income (loss) before income taxes includes, other income. Both line items exclude the impact of income taxes.

Recent Developments:

•
On April 11, 2024, the Company’s partner in Japan, Japan Biotechno Pharma, announced that a new drug application for tecovirimat (TPOXX) was filed in Japan for the treatment of smallpox, mpox, cowpox, and complications due to vaccinia virus.

•
On April 1, 2024, the Company announced that it entered into an amendment of its international promotion agreement with Meridian Medical Technologies, LLC (Meridian). Effective June 1, 2024, SIGA will drive international promotion activities for oral TPOXX® while maintaining its contractual relationship with Meridian to maintain continuity for key customer relationships.  With the amendment, SIGA will have greater control over international promotion activities, which will enable the Company to meet global customers’ needs more effectively during these uncertain times of orthopox threats.

•
In first-quarter 2024, SIGA delivered approximately $24 million of oral TPOXX to a diverse mix of customers.  Approximately $16 million of oral TPOXX was delivered to the U.S. government, including $15 million of deliveries to the U.S. Strategic National Stockpile and a $1 million delivery to the U.S. Department of Defense, and approximately $8 million of oral TPOXX was delivered to eight international customers.

Capital Management Activity:

On March 12, 2024, SIGA’s Board of Directors declared a special cash dividend of $0.60 per share, which was paid on April 11, 2024.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Tuesday, May 7, 2024, at 4:30 P.M. ET.

Participants may access the call by dialing 1-888-886-7786 for domestic callers or 1-416-764-8658 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 27772151. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC.

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus.

ABOUT TPOXX®

TPOXX is a novel small-molecule drug and the U.S. maintains a supply of TPOXX under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018, and the IV formulation was approved for the same indication in 2022. The full label is available by clicking here. Oral tecovirimat received approval from the European Medicines Agency (EMA) and the Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom in 2022. The EMA and UK approvals include labeling for oral tecovirimat indicating its use for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox. The full label is available by clicking here. In September 2018, SIGA signed a contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Administration for Strategic Preparedness and Response within the U.S. Department of Health and Human Services, for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

ABOUT ORTHOPOXVIRUSES

Orthopoxvirus, belonging to the family of poxvirus that infect humans, include smallpox, mpox, cowpox and vaccinia. Smallpox, a highly contagious and fatal disease, presents itself as a risk to global health security today given fears of its release accidentally or intentionally as a bioweapon.   Mpox virus, similar to smallpox, causes intermittent human infections, painful lesions, and possible case fatalities. Mpox outbreaks have been observed recently in the US, Europe, and Central & West Africa. Whether through natural occurrence or potential bioweapon warfare, orthopox threatens global health. Anti-virals and vaccines serve as possible solutions to address these threats.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business development and plans including securing new contracts and partnerships. The words or phrases “can be,” “expects,” “may affect,” “may depend,” “believes,” “estimate,” “will”, “project” and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the 19C BARDA Contract (the “BARDA Contract”), not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contract or U.S. Department of Defense contracts are modified or canceled at the request or requirement of, or SIGA is not able to enter into a new contract to supply TPOXX to, the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that target timing for deliveries of product to customers, and the recognition of related revenues, are delayed or adversely impacted by the actions, or inaction, of contract manufacturing organizations, or other vendors, within the supply chain, or due to coordination activities between the customer and supply chain vendors, (vii) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (viii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (ix) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (x) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (xi) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xii) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xiii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiv) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xv) risks associated with actions or uncertainties surrounding the debt ceiling, (xvi) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, are ineffective and may adversely affect SIGA’s business, and (xvii) risks associated with responding to an mpox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts:

Investors	Media
Laine Yonker, EdisonGroup lyonker@edisongroup.com	Holly Stevens, Berry & Company hstevens@berrypr.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$143,868,648	$150,145,844
Accounts receivable	18,127,180	21,130,951
Inventory	63,721,788	64,218,337
Prepaid expenses and other current assets	2,174,993	3,496,028
Total current assets	227,892,609	238,991,160

Property, plant and equipment, net	1,193,237	1,331,708
Deferred tax asset, net	11,011,668	11,048,118
Goodwill	898,334	898,334
Other assets	2,149,482	2,083,535
Total assets	$243,145,330	$254,352,855
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,523,350	$1,456,316
Accrued expenses and other current liabilities	6,122,929	10,181,810
Dividend payable	42,673,509	—
Deferred IV TPOXX® revenue	20,788,720	20,788,720
Income tax payable	2,703,690	21,690,899
Total current liabilities	74,812,198	54,117,745

Other liabilities	3,342,927	3,376,203
Total liabilities	78,155,125	57,493,948
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,122,516 and 71,091,616, issued and outstanding at March 31, 2024 and December 31, 2023, respectively)	7,112	7,109
Additional paid-in capital	236,766,447	235,795,420
Accumulated deficit	(71,783,354)	(38,943,622)
Total stockholders’ equity	164,990,205	196,858,907
Total liabilities and stockholders’ equity	$243,145,330	$254,352,855

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME/(LOSS) (UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Revenues
Product sales and supportive services	$23,878,677	$5,702,515
Research and development	1,551,178	2,620,510
Total revenues	25,429,855	8,323,025

Operating expenses
Cost of sales and supportive services	3,225,314	1,150,187
Selling, general and administrative	7,875,773	4,235,108
Research and development	3,053,369	5,046,036
Total operating expenses	14,154,456	10,431,331
Operating income/(loss)	11,275,399	(2,108,306)
Other income, net	1,942,437	890,629
Income/(loss) before income taxes	13,217,836	(1,217,677)
(Provision)/benefit for income taxes	(2,940,496)	299,422
Net and comprehensive income/(loss)	$10,277,340	$(918,255)
Basic income/(loss) per share	$0.14	$(0.01)
Diluted income/(loss) per share	$0.14	$(0.01)
Weighted average shares outstanding: basic	71,093,653	72,197,038
Weighted average shares outstanding: diluted	71,562,996	72,197,038